Exhibit 99.1

      CIMAREX ENERGY ANNOUNCES SECOND-QUARTER PRODUCTION VOLUMES, PROVIDES OPERATIONS UPDATE AND SCHEDULES EARNINGS RELEASE AND CONFERENCE CALL

    DENVER, July 25 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today announced that second-quarter 2006 oil and gas production volumes averaged 448 million cubic feet equivalent per day (MMcfe/d), a 52% increase over the same period a year earlier. Gas production rose 46% to 338.7 million cubic feet per day and oil volumes increased 75% to 18,213 barrels per day.

    Current quarter production volumes reflect a full three months of output from the properties acquired in the Magnum Hunter merger on June 7, 2005.

    Second-quarter prices are expected to range from to $6.15 to $6.25 per thousand cubic feet of gas and $65.50 to $65.75 per barrel of oil.

    Cimarex will release its second-quarter 2006 financial results on Wednesday, August 2, 2006 before the market opens and will host a follow-up conference call at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive conference call, please dial 888-459-5609 and reference call ID # 7617046 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at 877-519-4471 by using the conference ID # 7617046. The listen-only web cast of the call will be accessible via www.cimarex.com.

    Exploration and Development Activity

    Cimarex drilled 304 gross (188.9 net) wells during the first six months of 2006, realizing a success rate of 89%. At the present time we have 27 operated rigs running and expect to average about 30 for the year. We continue to expect that full-year 2006 exploration and development expenditures will approximate $1 billion.

    Mid-Continent

    Cimarex drilled 173 gross (107.9 net) wells in the Mid-Continent region during the first half of 2006 realizing a 95% success rate. Mid-Continent second quarter production volumes averaged 179 MMcfe/d, an increase of two percent over first quarter of 2006.

    In the Texas Panhandle, principally targeting the Granite Wash formation at depths of 11,000-14,000 feet, Cimarex drilled 41 gross (27.3 net) wells with a 95% success rate. Initial production rates averaged 1.3 MMcfe/d. Meaningful new wells include the Hobart Ranch 15-69 (100% working interest) at 2.3 MMcfe/d, Hobart Ranch 15-68 (100% working interest) at 2.1 MMcfe/d, Byrum 10-27 (75% working interest) at 1.8 MMcfe/d, Marion Osborne 18-26 (74% working interest) at
1.9 MMcfe/d, Flowers 8-84 (100% working interest) at 1.5 MMcfe/d and the Wiggins 4-54 (65% working interest) at 1.2 MMcfe/d.

    Exploitation activity in the Panoma gas field, also located in the Texas Panhandle, consisted of drilling 56 (55.4 net) infill wells with a 100% success rate. These wells target the Brown Dolomite formation at 2,200 feet. Initial production rates from the 48 wells that commenced production before the end of the second quarter averaged 100 Mcf/d.

    In the Anadarko Basin of western Oklahoma, Cimarex drilled 52 (11.3 net) wells realizing a 96% success rate. Wells in this area generally target the Red Fork and Clinton Lake/Atoka at depths of 12,000-15,000 feet. Notable wells include the Thompson 3-9 (92% working interest) at 3.5 MMcfe/d, Sullavan 11-26 (69% working interest) at 3.5 MMcfe/d and the Boggs 1-25 at 1.0 MMcfe/d.

    Five operated rigs are currently drilling in the Panhandle and five are drilling in Oklahoma.

    Permian Basin

    Permian Basin first-half 2006 drilling totaled 80 gross (58.1 net) wells, 95% of which were completed as producers. Permian Basin second quarter production volumes averaged 138 MMcfe/d, an increase of seven percent over the first quarter of 2006.

    In southeast New Mexico, 28 gross (19.0 net) wells were drilled with an 89% success rate in the Morrow, Atoka and Strawn formations. Initial production rates averaged 1.5 MMcfe/d.

    In West Texas, a total of 47 gross (35.5 net) wells were drilled, of which 98% were successful. Included in the West Texas program is exploitation of the Westbrook Unit (90% working interest) where 22 infill wells were drilled and completed in the Clearfork formation at 3,200 feet. As a result of successful drilling and recompletion activity, daily production from Westbrook has increased from approximately 950 barrels of oil per day in December 2005 to 1,300 barrels per day currently. Other geologic targets in West Texas include the Devonian, Ellenburger, Bone Springs and Spraberry. The Samurai #2 (87% working interest) horizontal well was drilled in the Devonian formation and is producing at 650 barrels per day.

    Cimarex currently has six operated rigs drilling in southeast New Mexico and six in West Texas.

    Gulf Coast

    Cimarex drilled 24 gross (13.9 net) Gulf Coast area wells during the first half of 2006, realizing a 63% success rate. Gulf Coast second-quarter production volumes decreased 28% to 76 MMcfe/d from 106 MMcfe/d in the prior quarter.

    In South Louisiana, net production from the fourth-quarter 2005 Donald Harrington #1 (100% working interest) discovery decreased to 4 MMcfe/d in the second quarter of 2006 from 15 MMcfe/d in the first quarter. The decrease was a result of increased water production in the primary zone. The well is being evaluated for either a recompletion or a sidetrack.

    Completion of the previously announced Hoffpauir #1 discovery at Tortoise Creek (62.5% working interest) in Lafayette Parish has been delayed due to down hole mechanical problems. Three company-operated wells are currently being drilled at the Timone, Lion Cub and Creek prospects.

    Cimarex drilled or participated in seven gross (5.0 net) Liberty County wells, four of which were successful. The Cimarex-operated Galloway Gas Unit #2 (50% working interest) commenced production in July and is currently producing gas of 9.4 MMcf/d and oil of 1,200 barrels per day (16.6 MMcfe/d). In the Mississippi Salt Basin, Cimarex successfully drilled the Blackstone #2 (100% working interest) to a total depth of 16,546 feet. The Blackstone #2 has tested at a rate of 5.5 MMcfe/d.

    Overall Cimarex currently has five operated rigs drilling in the onshore Gulf Coast area.

    Gulf of Mexico

    Gulf of Mexico first-half 2006 drilling totaled 10 gross (3.9 net) wells with a 40% success rate. Currently, non-operated wells are drilling at West Cameron 295 #4 (10% working interest) and East Cameron 73 (33% working interest). Cimarex expects to resume drilling on its Main Pass operated blocks in August with the Pride Arizona rig.

    Gulf of Mexico second-quarter production volumes averaged 46 MMcfe/d, up from 40 MMcfe/d in the first quarter of 2006. Average deferred production from hurricane and other weather related delays approximated 10-15 MMcfe/d in the second quarter of 2006 versus 20-25 MMcfe/d in the first quarter of 2006.

    Outlook

    Second-half 2006 production volumes will benefit from the addition of several high-rate wells in the Gulf Coast including the Galloway Gas Unit #2, Hoffpauir #1, and the Blackstone #2. With the contribution from these wells, continued active drilling programs in the Mid-Continent and Permian Basin, and numerous other factors we estimate that second-half 2006 production volumes will range between 455-475 MMcfe/d, resulting in full-year 2006 volumes of 455-465 MMcfe/d.

    About Cimarex Energy

    Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Gulf Coast, Permian Basin of West Texas and New Mexico and Gulf of Mexico areas of the U.S.

    This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE  Cimarex Energy Co.
    -0-                             07/25/2006
    /CONTACT: Mark Burford, Director of Capital Markets of Cimarex Energy Co., +1-303-295-3995/
    /Web site:  http://www.cimarex.com /